UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 314-9570

BioPharmX Corporation

900 E. Hamilton Ave., Suite 100

Campbell, California 95008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Merger

On May 18, 2020, Timber Pharmaceuticals, Inc., formerly known as BioPharmX Corporation (the “Company”), completed its business combination with Timber Pharmaceuticals LLC, a Delaware limited liability company (“Timber Sub”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020 (the “Merger Agreement”), by and among the Company, Timber Sub and BITI Merger, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Amendment No. 1 thereto made and entered into as of March 24, 2020 (the “First Amendment”) and Amendment No. 2 thereto made and entered into as of April 27, 2020 (the “Second Amendment”) (the Merger Agreement, as amended by the First Amendment and the Second Amendment, the “Amended Merger Agreement”), pursuant to which Merger Sub merged with and into Timber Sub, with Timber Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with, and immediately prior to the completion of, the Merger, the Company effected a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-12 (the “Reverse Stock Split”). Immediately after completion of the Merger, the Company changed its name to “Timber Pharmaceuticals, Inc.”, focused on the development and commercialization of treatments for orphan dermatologic diseases.

Under the terms of the Amended Merger Agreement, the Company issued shares of Common Stock to the holders of common units of Timber Sub. Immediately after the Merger, there were approximately 11,867,923 shares of Common Stock outstanding (after the Reverse Stock Split). Pursuant to the terms of the Amended Merger Agreement, the former holders of common units of Timber Sub (including the Investors, as defined in Item 8.01 of this report, but excluding VARs, as defined below) owned in the aggregate approximately 88.5% of the outstanding Common Stock, with the Company’s stockholders immediately prior to the Merger owning approximately 11.5% of the outstanding Common Stock. The number of shares of Common Stock issued to the holders of common units of Timber Sub for each common unit of Timber Sub outstanding immediately prior to the Merger was calculated using an exchange ratio (the “Exchange Ratio”) of approximately 629.57 shares of Common Stock for each Timber Sub unit. In addition, the 584 Value Appreciation Rights of Timber Sub (“VARs”) that were outstanding immediately prior to Merger became denoted and payable in 367,670 shares of Common Stock at the Effective Time. Further, the holder of the 1,820,046 preferred units of Timber Sub outstanding immediately prior to the Merger received 1,821 shares of the newly created convertible Series A Preferred Stock (as defined in Section 5.03 of this report) at the effective time of the Merger (the “Effective Time”).

The shares of Common Stock issued to the former holders of common units of Timber Sub (including the Investors) and the shares of Series A Preferred Stock issued to the former holder of preferred units of Timber Sub, were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-236526), as amended and supplemented (the “Registration Statement”).

The Common Stock listed on the NYSE American previously traded through the close of business on May 18, 2020 under the ticker symbol “BPMX,” commenced trading on the NYSE American, on a post-Reverse Stock Split basis, under the ticker symbol “TMBR” on May 19, 2020. The Common Stock has a new CUSIP number, 887080 109.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020, the full text of the First Amendment that was filed as Exhibit 2.3 to the Company’s Registration Statement on Form S-4/A filed with the SEC on March 30, 2020 and the full text of the Second Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2020, each of which is incorporated herein by reference.

On May 18, 2020 the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Bridge Warrants in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02

The Company will issue the Bridge Warrants to the Bridge Investors (as defined in Item 8.01) in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration for private placements based in part on the representations made by the Bridge Investors, including the representations with respect to each Bridge Investor’s status as an “accredited investor,” as such term is defined in Rule 501(a) of the Securities Act, and the Bridge Investors’ investment intent.

In connection with the Merger, the Company issued 13,201 shares of common stock to Locust Walk Partners LLC to satisfy the success fee due at closing under the terms of its engagement.

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, at a special meeting of the Company’s stockholders held on May 13, 2020 (the “Special Meeting”), in addition to approving the issuance of Common Stock pursuant to the Merger, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split and an amendment to the Certificate of Incorporation to change the corporate name of the Company from “BioPharmX Corporation” to “Timber Pharmaceuticals, Inc.” (the “Name Change”).

Reverse Stock Split

On May 18, 2020, immediately prior to the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As of the opening of the NYSE American on May 19, 2020, the Common Stock began trading on a Reverse Stock Split-adjusted basis. All share numbers in this Form 8-K have been adjusted to reflect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 12 shares of Common Stock held by a stockholder of the Company immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. All outstanding and unexercised warrants to purchase shares of Common Stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split, there were approximately 1,367,326  shares of Common Stock outstanding prior to the Merger. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares instead are entitled to receive cash in lieu of their fractional shares.

The Reverse Stock Split had no effect on the par value of the Common Stock, or the rights and privileges of the holders of Common Stock or preferred stock, and did not affect any stockholder’s percentage ownership interest in the Company, except to the extent that it resulted in any stockholders owning a fractional share. As approved by the Company’s stockholders, the Reverse Stock Split made no corresponding adjustment with respect to the Company’s authorized capital stock.

The foregoing description of the Reverse Stock Split does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Reverse Stock Split, which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Name Change

On May 18, 2020, in connection with the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Name Change, which changed the Company’s name from “BioPharmX Corporation” to “Timber Pharmaceuticals, Inc.” The Name Change did not alter the voting powers or relative rights of the Common Stock.

On May 18, 2020, the trading symbol on the NYSE American for the Common Stock was changed from “BPMX” to “TMBR” to reflect the Name Change.

The foregoing description of the Name Change does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Name Change, which is filed herewith as Exhibit 3.2, and incorporated herein by reference.

Item 4.01 Change in Registrant’s Certifying Accountant

Prior to the Merger, the Company’s consolidated financial statements were audited by BPM LLP (“BPM”). For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Timber Sub, which have been audited by KPMG LLP (“KPMG”), will become the historical consolidated financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

On May 22, 2020, the Audit Committee of the Board of Directors (the “Board”) of the Company elected to continue to engage BPM, an independent registered accounting firm, as the Company’s independent registered public accounting firm to review the Company’s consolidated financial statements for the three month period ended April 30, 2020. Following BPM’s review of the consolidated financial statements for the three month period ended April 30, 2020, the Company intends to terminate BPM’s engagement and appoint and continue the engagement of KPMG LLP as the independent registered public accounting firm to review the Company’s consolidated financial statements.

Item 5.01 Changes in Control of Registrant.

The information set forth under “Completion of Merger” in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the Amended Merger Agreement, on May18, 2020, at the Effective Time, each of the directors of the Company resigned from the Board, and effective as of the Effective Time, the following individuals were appointed to the Board: Michael Derby (executive chairman), John Koconis, Zachary Rome, Gianluca Pirozzi, Michael Stocum, Edward Sitar and Linda Broenniman whose terms expire at the Company’s next annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Executive Officers and Directors

In accordance with the Amended Merger Agreement, on May 18, 2020, at the Effective Time, (i) Steven M. Bosacki was terminated as Chief Executive Officer; and (ii) Michael Hubbard, Stephen Morlock, David S. Tierney, M.D. and R. Todd Plott resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

In accordance with the Amended Merger Agreement, on May 18, 2020, the Board appointed the following officers of the Company, effective at the Effective Time: John Koconis, as Chief Executive Officer; Zachary Rome, as Executive Vice-President, Chief Operating Officer and Secretary; Michael Derby, as Executive Chairman of the Board of Directors; Joseph Lucchese, as Executive Vice President and Chief Financial Officer, and Amir Tavakkol, Ph.D., as Chief Scientific Officer.

John Koconis, 50, has served as Timber Sub’s s Chief Executive Officer since June 2019 and has served on Timber Sub’s s board of managers since July 2019. From July 2016 to January 2019 Mr. Koconis served as Executive Vice President and Chief Commercial Officer at Castle Creek Pharmaceuticals LLC, a biopharmaceutical company. Prior to that, Mr. Koconis served as Global Lead for Dermatology & Respiratory at Sanofi Genzyme, a biotechnology company, from January 2016 to July 2016. Mr. Koconis served as President and Chief Executive Officer of LEO Pharma Inc., a specialty pharmaceutical company, from 2009 to 2014. Mr. Koconis received a Bachelor of Science in Biology from Loyola University Chicago and an MBA from the Quinlan School of Business at Loyola University Chicago.

Zachary Rome, 36, has served as Timber Sub’s President and has served on Timber Sub’s board of managers since February 2019. Since January 2020, Mr. Rome has served as Timber’s Secretary and has been a Partner at TardiMed Sciences LLC, a life sciences company creation firm and an affiliate of Timber, where he has co-founded and/or played an operating role in several life science startup companies. Mr. Rome served as a Principal at TardiMed from March 2019 to December 2019. Since August 2017, Mr. Rome has served as President of Patagonia Pharmaceuticals LLC, a specialty pharmaceutical company and an affiliate of Timber. Prior to that, Mr. Rome served as Patagonia Pharmaceuticals LLC’s Executive Vice President from August 2015 to August 2017 and its Vice President, Business Development from December 2013 to April 2015. Mr. Rome received a Bachelor of Science in Marine Science and Biology from the University of Miami and a Master of Science for Teachers in Adolescent Science Biology from Pace University.

Michael Derby, 47, has served as the Executive Chairman of Timber Sub’s board of managers since February 2019. Since January 2019, Mr. Derby has served as Managing Partner of TardiMed Sciences LLC, an affiliate of Timber. From August 2015 to January 2019, Mr. Derby served as Co-Founder and Chief Executive Officer of Castle Creek Pharmaceuticals LLC. Prior to that, Mr. Derby served in executive roles at Marathon Pharmaceuticals LLC, a biopharmaceutical company, and was previously the Founder and Chief Executive Officer of Norphan Pharmaceuticals LLC, a specialty pharmaceutical company. Earlier in his career, Mr. Derby worked as a venture capitalist and served in commercial roles at Merck & Co., Inc. (NYSE: MRK). Mr. Derby received a Bachelor of Science in Biomedical Engineering from Johns Hopkins University, a Master of Science in Neuroscience from the University of Rochester, and a Master of Business Administration in Finance from New York University’s Stern School of Business.

Joseph Lucchese, 53, has served as the Chief Financial Officer of Timber Sub since January 2020. Mr. Lucchese has also served as a Partner at TardiMed Sciences since January 2020. Prior to joining TardiMed, he was a founding member and Managing Director of Oncology Partners LLC, a boutique financial advisory firm serving development stage biotechnology companies and investors, from July 2015 to February 2020. Mr. Lucchese also served as the Managing Director of The ASR Group, a division of Oncology Partners which focuses on value maximization of biotechnology assets via M&A or licensing transactions, from January 2019 to February 2020. Prior to founding Oncology Partners LLC, Mr. Lucchese was a Managing Partner of Foundation Ventures, an investment banking firm servicing early stage life sciences companies, from January 2003 to October 2014. Mr. Lucchese also served as President and Chief Financial Officer of Chess Therapeutics, LLC, an oncology focused biotechnology company, from December 2016 to February 2020. Mr. Lucchese currently serves on the board of directors of Chess Therapeutics, LLC, since December 2016, and Garuda Bio, LLC, an oncology focused biotechnology company, since September 2017. Mr. Lucchese has a Bachelor of Science in Finance from Fordham University.

Amir Tavakkol, Ph.D., 65, has served as Timber Sub’s Chief Scientific Officer in his capacity as consultant. Dr. Tavakkol has served as the Chief Scientific Officer of Timber since March 2019. Prior to joining Timber, Dr. Tavakkol worked at Castle Creek Pharmaceuticals, LLC as the Chief Development Officer from October 2017 to September 2018. Prior to Castle Creek Pharmaceuticals LLC, Dr. Tavakkol was the Chief Development Officer at Viamet Pharmaceuticals, Inc., a pharmaceutical company focused on antifungal drugs, from July 2014 to October 2017. Previously, from December 2011 to July 2014, Dr. Tavakkol was the Senior Vice President and Head of Clinical Development & Operations at Topica Pharmaceuticals, Inc., a clinical stage research company. Dr. Tavakkol holds a Ph.D. in Bacteriology & Virology from University of Manchester, United Kingdom, and has a Postgraduate Diploma in Infectious Disease from the University of Manchester, United Kingdom. He spent a year of internship in Infectious Diseases at PHLS, Leeds Seacroft Hospital, United Kingdom, holds a Bachelor of Science in Medical Technology and is a Certified Project Manager with Six Sigma training.

Appointment of Directors

In accordance with the Amended Merger Agreement, on May 19, 2020, effective at Effective Time, the following individuals were appointed to the Board as directors:

Michael Derby, 47, Executive Chairman — See description under “Appointment of Certain Officers”.

John Koconis, 50 — See description under “Appointment of Certain Officers”.

Zachary Rome, 36 — See description under “Appointment of Certain Officers”.

Gianluca Pirozzi, 43, Since October 2019, Dr. Pirozzi has served as SVP, Clinical Development Head, Hematology, Nephrology and Translational Services, at Alexion Pharmaceuticals (NASDAQ:ALXN), a global biopharmaceutical company. Prior to that, Dr. Pirozzi served as Head of Development, Rare Diseases at Sanofi (NASDAQ:SNY), a global biopharmaceutical company from July 2018 to September 2019. Dr. Pirozzi has also served on the board of directors of Imbria Pharmaceuticals, a biotechnology company, since September 2018 and has been a scientific advisor of SMS Research Foundation since December 2015. Dr. Pirozzi holds an MD from Università Campus Bio-Medico di Roma and a PhD in Immunology from Sapienza Università di Roma and completed a Post-Doc in Immunology at the Pasteur Institute in Paris, France.

Michael Stocum, 54, Since June 2004, Mr. Stocum has served as the President and Founder of Personalized Medicine Partners, LLC, a consulting company. Mr. Stocum also served as the Chief Executive Officer of Inivata Limited, a cancer genomics company, from July 2014 to May 2018. Mr. Stocum received a dual Bachelor of Science degree in Biochemistry and Microbiology from North Carolina State University, with a minor in Genetics and a Master’s degree in Biotech Management.

Linda Broenniman, 63, Ms. Broenniman has served as President/CFO of RadiateBuzz, Inc., a technology start-up, since 2016. Prior to that, Ms. Broenniman served as Chief Financial Officer of Expression Pathology, Inc. d/b/a OncoPlex Diagnostics, Inc., a biotechnology company from 2005 to 2016 and as Chief Financial Officer of XFI Corporation, a customer relationship management company, from 2003 to 2016. Ms. Broenniman has leadership experience in a number of different industries, including biotech, health care technology, computer/IT services, and sales performance software. Ms. Broenniman received an MBA degree from Carnegie Mellon University and a Bachelor of Arts from Swarthmore College.

Edward J. Sitar, 59, Since July 2019, Mr. Sitar has served as the Chief Financial Officer of Innovate Biopharmaceuticals Inc. (NASDAQ: INNT), a clinical stage biotechnology company. Prior to that, he served as Acting Chief Financial Officer of CareDox, Inc., a technology company, from February 2019 to June 2019 and as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community, from April 2017 to November 2018. Previously, he served as the Chief Financial Officer of Cancer Genetics, Inc. (NASDAQ: CGIX), a company focused on precision medicine for oncology, from March 2014 until February 2017. Prior to his service at Cancer Genetics, he served from January 2013 to December 2013 as the Chief Financial Officer-New Business of Healthagen, an Aetna company offering health products and services, and served as Chief Financial Officer of ActiveHealth Management from August 2010 to December 2012. From April 2001 to May 2010, he served as Executive Vice President and Chief Financial Officer of Cadent Holdings, Inc., a privately held company that provided three-dimensional digital scanning services for dentists and orthodontists. From August 1998 to April 2001, Mr. Sitar served as Chief Financial Officer and Treasurer of MIM Corporation, now BioScrip, Inc., a publicly traded specialty pharmaceutical and pharmacy benefit management service provider. From May 1996 to August 1998, Mr. Sitar was the Vice President of Finance for Vital Signs, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April 1996, Mr. Sitar was the Controller of Zenith. From 1982 through July 1993, he was with Coopers & Lybrand, a public accounting firm. He holds a B.S. in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey.

Board Committees

Effective as of the Effective Time, the Company’s audit committee was comprised of Linda Broenniman, Gianluca Pirozzi and Edward Sitar (chairman), the Company’s compensation committee was comprised of Michael Stocum, Edward Sitar and Linda Broenniman (chair), and the Company’s nominating committee was comprised of Michael Stocum, Edward Sitar and Gianluca Pirozzi (chair).

Director Compensation

Other than reimbursement for reasonable expenses incurred in connection with attending board and committee meetings, the non-employee members of the Board will receive the following cash compensation:

•                  each non-employee director is entitled to receive $3,500 for each meeting of the board he or she attends; and

•                  each non-employee director who is a committee member is entitled to receive $1,500 for each committee meeting he or she attends, for up to four meetings in any calendar year.

Each non-employee director will receive an initial option grant to purchase 0.25% of the Company’s fully-diluted outstanding Common Stock at the time of grant. Such grants will vest in the following manner: 25% will vest on the first anniversary of the grant date, and the balance of the shares underlying the options will vest in equal calendar quarterly installments over the next three years, provided the non-employee director continues to provide continuous services to the Company as of such vesting date.

Agreements with Certain Executive Officers

Timber Sub extended an offer letter agreement (the “Koconis Agreement”) to Mr. Koconis on June 20, 2019 in connection with his position as Chief Executive Officer, which agreement was assumed by the Company at the Effective Time. Mr. Koconis is entitled to, among other things, (i) an annual gross base salary of $350,000 (which annual base salary will be increased to $400,000 upon the commercialization of the Company’s first product); and (ii) eligibility for a bonus up to 50% of his base salary. The offer constitutes an at-will employment agreement.

Timber Sub entered into a consulting services agreement (the “Consulting Agreement”) with AT Consulting LLC, in which Dr. Tavakkol is the sole member, on January 8, 2020 in connection with Dr. Tavakkol’s position as Chief Scientific Officer. Under the Consulting Agreement, Dr. Tavakkol agreed to serve as a consultant on product development, pre-clinical development, clinical development and regulatory matters with respect to Timber’s products. The Consulting Agreement provides for Dr. Tavakkol to perform approximately ten hours of service per week, on average, and be compensated $300 per hour, subject to certain adjustments. The Consulting Agreement is for a term of one year unless terminated for a breach by either party.

Timber Sub extended an offer letter agreement (the “Rome Agreement”) to Mr. Rome on March 31, 2020 in connection with his position as Executive Vice-President and Chief Operating Officer, which agreement was assumed by the Company at the Effective Time. Mr. Rome is entitled to, among other things, (i) an annual gross base salary of $210,000; and (ii) eligibility for a bonus up to 30% of his base salary.  The Rome Agreement is for a term of two years with automatic one-year renewals unless sooner terminated by Mr. Rome or the Company.

Timber Sub extended an offer letter agreement (the “Derby Agreement”) to Mr. Derby on March 31, 2020 in connection with his position as Executive Chairman of the Board, which agreement was assumed by the Company at the Effective Time. Mr. Derby is entitled to, among other things, (i) an annual gross base salary of $210,000; and (ii) eligibility for a bonus up to 30% of his base salary.  The Derby Agreement is for a term of two years with automatic one-year renewals unless sooner terminated by Mr. Derby or the Company.

Timber Sub extended an offer letter agreement (the “Lucchese Agreement”) to Mr. Lucchese on March 31, 2020 in connection with his position as Chief Financial Officer, which agreement was assumed by the Company at the Effective Time. Mr. Lucchese is entitled to, among other things, (i) an annual gross base salary of $210,000; and (ii) eligibility for a bonus up to 30% of his base salary. The Lucchese Agreement is for a term of two years with automatic one-year renewals unless sooner terminated by Mr. Lucchese or the Company.

The foregoing descriptions of the Koconis Agreement, the Consulting Agreement, the Rome Agreement, the Derby Agreement and the Lucchese Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Koconis Agreement and the Consulting Agreement, respectively, which are incorporated herein by referenced into this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Indemnification Agreements

On May 18, 2020, the Board adopted a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each of its directors and executive officers.

The Indemnification Agreement requires the Company to indemnify each director and officer to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders or disinterested directors, or otherwise.

The foregoing summary and description of the provisions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached as Exhibit 10.6 hereto and is incorporated herein by reference.

Related-Party Transactions

The following is a summary of transactions since February 26, 2019 and all currently proposed transactions, to which the Company has been a participant, in which:

•                  the amounts exceeded or will exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years; and

•                  any of its current directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Acquisition of Intellectual Property Rights from Patagonia Pharmaceuticals LLC (“Patagonia”)

On February 28, 2019, Timber Sub acquired the intellectual property rights to a topical formulation of isotretinoin for the treatment of CI and identified as TMB-001, formerly PAT-001, from Patagonia (the “TMB-001 Acquisition”). Zachary Rome, the Company’s Executive Vice-President and Chief Operating Officer serves as President of Patagonia and also maintains ownership thereof. Upon closing of the TMB-001 Acquisition, Timber Sub paid a one-time upfront payment of $50,000 to Patagonia. Patagonia is entitled to up to $27.0 million of cash milestone payments relating to certain regulatory and commercial achievements of TMB-001, with the first being $4.0 million from the initiation of a Phase 3 pivotal trial, as agreed with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low single digits to mid-double digits. Timber Sub is responsible for all development activities. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued. On June 26, 2019, Timber Sub acquired the intellectual property rights to a locally administered formulation of sitaxsentan for the treatment of cutaneous fibrosis and/or pigmentation disorders, and identified as TMB-003, formerly PAT-S03, from Patagonia (the “TMB-003 Acquisition”).

Upon closing of the TMB-003 Acquisition, Timber Sub paid a one-time upfront payment of $20,000 to Patagonia. Patagonia is entitled to up to $10.25 million of cash milestone payments relating to certain regulatory and commercial achievements of TMB-003, with the first being a one-time payment of $250,000 upon the opening of an IND with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low to mid-single digits. Timber Sub is responsible for all development activities. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued.

Management Services Agreement with TardiMed Sciences LLC (“TardiMed”)

Effective April 30, 2020, Timber Sub terminated that certain Management Services Agreement with TardiMed. Michael Derby, Zachary Rome and Joseph Lucchese had been providing certain advisory and management services to Timber Sub pursuant to such agreement. Upon the termination, Michael Derby, Zachary Rome and Joseph Lucchese were hired directly by Timber Sub, as set forth under “Agreements with Executive Officers” in this item.

Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan

On May 18, 2020, the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) became effective. The Company’s stockholders approved the 2020 Plan at the Special Meeting, and reserved a total of 970,833 shares of Common Stock for issuance thereunder. The general purpose of the 2020 Plan is to provide a means whereby eligible employees, officers, non-employee directors, consultants, advisors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders of the Company. The 2020 Plan provides for options to purchase shares of common stock, stock appreciation rights restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards. Employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Company’s compensation committee, are in a position to contribute to our success, or any person who is determined by the Company’s composition committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary will be eligible for granted under the 2020 Plan.

The terms and conditions of the 2020 Plan are described in the section entitled “Proposal No. 4: Approval of Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan” in the Company’s prospectus/definitive proxy statement filed with the SEC on March 30, 2020 (the “Proxy Statement/Prospectus”). The foregoing description of the 2020 Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2020 Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Series A Preferred Stock

In connection with the Merger, on May 18, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware that became effective immediately. Pursuant to the Certificate of Designations, the Company designated 2,500 shares of the Company’s previously undesignated preferred stock as Series A Preferred (the “Series A Preferred Stock”).

The shares of Series A Preferred Stock have no voting rights. The holders of the Series A Preferred Stock are entitled to cumulative dividends from an after the date of issuance at a per annum of eight percent (8.00%) of the stated value. Dividends will be payable as and if declared by the Board out of amounts legally available therefor or upon a liquidation or redemption. Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designations) at a conversion price equal to the stated value of the Series A Preferred Stock of $1,000 (plus any accrued dividends) divided by the conversion price, which shall be the greater of (i) $18.054 and (ii) the amount that is 110% of the Final Price Per Share as defined in the Financing Purchase Agreement (as defined in Item 8.01).  Holders of the Series A Preferred Stock are entitled to a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition, upon a Change of Control (as defined in the Certificate of Designations), the Series A Preferred Stock shall be redeemable at the option of the holders, in whole or in part.

The foregoing description of the terms of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Designation that which is filed herewith as Exhibit 3.3, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company has prepared presentation materials (the “Investor Presentation”) that management intends to use with its introductory conference call to be held at 11 A.M. (EDT) on May 26, 2020. A copy of the Investor Presentation is attached as Exhibit 99.3 hereto.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.3, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

Business Update

As a result of the Merger, the Company is a clinical-stage medical dermatology company with a focus on rare, orphan designated disorders. We believe we have a robust medical dermatology pipeline with mid- and early-stage candidates in clinical development. Our pipeline targets rare dermatologic disorders where there is a high unmet need and no FDA approved treatments.

Timber Sub Private Placement Transaction

On May 18, 2020, the Company and Timber Sub completed a previously announced private placement transaction with certain accredited investors for an aggregate purchase price of approximately $25.0 million (comprised of (x) approximately $5 million credit with respect to the senior secured notes issued in connection with the bridge loan that certain of the Investors made to Timber at the time of the execution of the Merger Agreement, and (y) approximately $20 million in cash from the Investors (as defined below)), whereby, among other things, Timber Sub issued to the Investors common units of Timber Sub immediately prior to the Merger (the “Pre-Merger Financing”), pursuant to the Securities Purchase Agreement (the “Financing Purchase Agreement”), made and entered into as March 27, 2020, as amended, by and among the Company, Timber Sub and the institutional investors party thereto (the “Investors”).

At the closing of the Pre-Merger Financing Timber Sub issued and sold to the Investors common units of Timber Sub.  In addition, under the Financing Purchase Agreement the Company has agreed to issue on the tenth trading day following the consummation of the Merger (i) Series A Warrants to purchase Common Stock (the “Series A Warrants”) and (ii) Series B Warrants to purchase Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Investor Warrants”).

In addition, pursuant to the terms of the Securities Purchase Agreement, dated as of January 28, 2020 between Timber Sub and several of the Investors (the “Bridge Investors”), the Company will issue to the Bridge Investors, within five trading days following the consummation of the Pre-Merger Financing, warrants to purchase 413,751 shares of Common Stock (the “Bridge Warrants”) at an exercise price of $12.0846.

The terms and conditions of the Pre-Merger Financing, including the Investor Warrants and Bridge Warrants, are described in the sections entitled “Agreements Related to the Merger—Timber Funding Securities Purchase Agreement” and “Agreements Related to the Merger—Timber Agreements” in the Proxy Statement/Prospectus and the Supplement to the Proxy Statement/Prospectus filed with the SEC on April 27, 2020.

The forms of the Investor Warrants and Bridge Warrants are incorporated by reference to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Timber Sub’s audited financial statements for the year ended December 31, 2019 and the notes related thereto are filed herewith and attached hereto as Exhibit 99.2, are incorporated herein by reference.

Timber Sub’s unaudited interim financial statements for the three months ended March 31, 2020, and the notes related thereto, are filed herewith and attached hereto as Exhibit 99.3, are incorporated herein by reference.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma condensed consolidated financial statements for the three months ended March 31, 2020 and for the year ended December 31, 2019, and the notes related thereto, filed herewith and attached hereto as Exhibit 99.4, are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger and Reorganization, dated January 28, 2020, by and among the Company, Timber Sub. and Merger Sub (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on January 29, 2020, and incorporated herein by reference)

2.2

Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated March 24, 2020, by and among the Company, Timber Sub and Merger Sub (filed as Exhibit 2.3 to the Company’s Registration Statement on Form S-4/A as filed on March 30, 2020 and incorporated herein by reference)

2.3

Amendment No. 2 to Agreement and Plan of Merger and Reorganization, dated April 27, 2020, by and among the Company, Timber Sub and Merger Sub (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on April 27, 2020 and incorporated herein by reference)

3.1	Amendment to Certificate of Incorporation of the Company related to the Reverse Stock Split

3.2	Amendment to Certificate of Incorporation of the Company related to the Name Change

3.3	Certificate of Designations for Series A Preferred Stock

4.1	Form of Series A/B Warrants (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-4 filed with the SEC on March 30, 2020)

4.2	Form of Bridge Warrant (incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-4 filed with the SEC on March 30, 2020)

10.1

Offer Letter, dated June 20, 2019, between John Koconis and Timber Sub (incorporated by reference to Exhibit 10.28 to the Company’s Registration Statement on Form S-4 filed with the SEC on February 02, 2020)

10.2

Consulting Services Agreement, dated January 8, 2020, by and between Timber Sub and AT Consulting LLC (incorporated by reference to Exhibit 10.32 to the Company’s Registration Statement on Form S-4/A filed with the SEC on March 30, 2020)

10.3	Offer Letter, dated March 31, 2020, between Zachary Rome and Timber Sub

10.4	Offer Letter, dated March 31, 2020, between Michael Derby and Timber Sub

10.5	Offer Letter, dated March 31, 2020, between Joseph Lucchese and Timber Sub

10.6	Form of Indemnification Agreement

10.7

Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference from Annex D to the Company’s prospectus/definitive proxy statement as filed on March 30, 2020 and incorporated herein by reference)

23.1	Consent of KPMG, Independent Registered Public Accounting Firm

99.1	Press Release dated May 18, 2020

99.2	The audited financial statements of Timber Sub for the year ended December 31, 2019, and the notes related thereto

99.3	The unaudited interim financial statements of Timber Sub for the three months ended March 31, 2020, and the notes related thereto

99.4	The unaudited pro forma condensed consolidated financial statements for the three months ended March 31, 2020 and for the year ended December 31, 2019, and the notes related thereto

99.5	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc. (formally known as BioPharmX Corporation)
a Delaware corporation
(Registrant)

Date: May 22, 2020	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer